Item 77 Q1
                            Other Exhibits


1. Form of Subadvisory Agreement between BHR and Smith Asset Management Group, L.P. with respect to the Smith Group Large Cap Core Growth Fund is incorporated herein by reference as exhibit (d)(5) to the Registrant's Post-Effective Amendment No. 6 as filed electronically with the SEC on May 30, 2007 (Accession No. 0001135428-07-000185).

2. Form of Subadvisory Agreement between BHR and LSV Asset Management with respect to the Disciplined Global Equity Fund is incorporated herein by reference as exhibit (d)(10) to the Registrant's Post-Effective Amendment No. 13 as filed electronically with the SEC on September 24, 2007 (Accession No. 0001135428-07-000446).

3. Form of Subadvisory Agreement between BHR and Mount Lucas Management Corp. with respect to the Mount Lucas U.S. Focused Equity Fund is incorporated herein by reference as exhibit (d)(9) to the Registrant's Post-Effective Amendment No. 14 as filed electronically with the SEC on September 24, 2007 (Accession No. 0001135428-07-000447).